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                         SECURITIES AND EXCHANGE COMMISSION

                               WASHINGTON, DC  20549

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                                      FORM 8-K

                                   CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF THE
                          SECURITIES EXCHANGE ACT OF 1934

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Date of Report (Date of earliest event reported):      March 31, 1998



                          PACIFIC GATEWAY PROPERTIES, INC.
               (Exact Name of Registrant as Specified in its Charter)




            NEW YORK                     1-8692                04-2816560
  (State or Other Jurisdiction      (Commission File        (I.R.S. Employer
of Incorporation or Organization)        Number)          Identification Number)



                          930 MONTGOMERY STREET, SUITE 400
                          SAN FRANCISCO, CALIFORNIA 94133
                 (Address of Principal Executive Offices) (Zip Code)


Registrant's telephone number, including area code:     (415) 398-4800




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ITEM 5.        OTHER EVENTS

     On March 31, 1998, the Company completed the repurchase from Citicorp Real Estate, Inc. ("Citicorp") of an outstanding warrant to purchase up to 1,000,000 shares of the Company's Common Stock at an exercise price of $2.875 per share. The Company paid Citicorp $1.0 million in cash to repurchase the warrant. The warrant was issued in 1993 in connection with various refinancings transactions. The purchase price was paid from internal cash sources.

ITEM 7(c).     EXHIBITS

     Exhibit No.                   Description
     -----------                   -----------


         10                   Warrant Repurchase Agreement, dated March 31, 1998

         11                   Press Release, dated March 31, 1998



                                     SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated as of April 9, 1998.

                                   PACIFIC GATEWAY PROPERTIES, INC.


                                   By: /s/  Raymond V. Marino
                                       ------------------------------------
                                       Raymond V. Marino
                                       President and Chief Executive Officer


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                                   EXHIBIT INDEX


                                                                 SEQUENTIALLY
                                                                   NUMBERED
EXHIBIT NO.    DOCUMENT                                              PAGE
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Exhibit 10     Warrant Repurchase Agreement, dated March 31, 1998     4

Exhibit 11     Press Release, dated March 31, 1998                    8


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